Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179710 on Form S-3 and Registration Statement No. 333-136090 on Form S-8 of our report dated June 24, 2011, relating to the financial statements of Wyndham Worldwide Corporation Employee Savings Plan, appearing in this Annual Report on Form 11-K of Wyndham Worldwide Corporation Employee Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

June 20, 2012